EXHIBIT (J)(1)
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 31, 2003, relating to the financial statements and financial highlights which appear in the September 30, 2003 Annual Report to Shareholders of The Catholic Funds, Inc. (consisting of The Catholic Equity Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Counsel and Independent Accountants" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin
January 8, 2004